Exhibit 10.12

CONVERTIBLE PROMISSORY NOTE

$500,000.00	As of September 23, 2013

FOR VALUE RECEIVED on September 23, 2013, Medical Transcription Billing, Corp. (“MTBC”), a Delaware corporation, 7 Clyde Road, Somerset, New Jersey 08873 (“Maker”), unconditionally promises to pay to AAMD LLC, a Florida limited liability corporation located at 9832 Laurel Valley Drive, Windmere FL 34786 (“Payee”), the sum of five hundred thousand and 00/100 Dollars ($500,000.00), with interest at the rate of seven percent (7%) per annum, calculated yearly in arrears, unless conversion occurs.

PAYMENT. Payment shall be made in lawful money of the United States. Unless conversion occurs, payment of principal and interest shall be made in full upon the earlier of either: (a) the expiration of thirty (30) months from the execution of this Note (the “Maturity Date”) or (b) an event of Default, which is not cured as provided herein.

CONVERSION. The Maker has filed a draft Registration Statement with the SEC under the JOBS Act, and expects to go public during Q4 2013, subject to SEC approval. If, prior to the Maturity Date, the Maker shall consummate an initial public offering (IPO) of its stock, then the entire outstanding principal amount of, and accrued and unpaid interest on, the Note then outstanding will be automatically converted into the equity securities being sold by the Maker, with the number of shares to be issued upon the conversion of the Note equal to the quotient of (A) the aggregate amount of outstanding principal plus accrued and unpaid interest on the Note at the IPO date, divided by (B) ninety percent (90%) of the IPO share price.

DEFAULT. The occurrence of any one or more of the following shall constitute an event of default as the term is used herein:

(a)          failure to pay interest or principal hereunder when the same are due; or

(b)          Maker becomes bankrupt or admits in writing to its inability to pay debts as they mature, or consents to the appointment of a trustee or receiver; or

(c)          a trustee or receiver is appointed for Maker or for all or part of Maker’s property.

REMEDIES. In the case of default, Maker shall have the opportunity to cure the default within seven (7) days of its receipt of written notice from Payee. In the event Maker fails to cure the default within said time period, then at the option of Payee, the entire unpaid principal balance of this Note, together with all accrued interest thereon, shall forthwith become due and payable upon notice.

DEFAULT INTEREST. Upon the occurrence of any default that shall not have been cured or waived, and continuing until such time as this Note is paid in full, and after maturity, the principal hereof then outstanding shall bear interest at the rate of ten percent (10%) per annum from the date of default until the date of actual payment of the entire amount of principal and accrued interest due.

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NOTICES. All notices required, appropriate or necessary under the provisions of this Note shall be sent by Payee to Maker to the address set forth above.

BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Payee and his successors and assignees.

NON-WAIVER. Any failure to enforce any provisions of this Note or other forbearance by Payee shall not to be deemed a waiver of the rights of Payee to enforce any provision of this Note at any later time.

SUBORDINATION. This Note shall be subordinate to any senior bank debt, line of credit or secured debt of the Maker.

AMENDMENT. This Note may not be changed or amended unless such changes and amendments are in writing signed by Maker and Payee.

TIME OF THE ESSENCE. Time is of the essence regarding performance under this Note.

ACCREDITED INVESTOR. Payee represents that he is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933.

IN WITNESS WHEREOF, this Note has been executed by Maker as of the date set forth above.

MAKER:

Medical Transcription Billing, Corp.

Witness:	/s/ Bill Korn	By:	/s/ Mahmud Haq
		Name:	Mahmud Haq
		Its:	Chief Executive Officer

Payee:

AAMD LLC

Witness:_______________________________		By:	/s/ Ronald Davis and Nancy Davis
		Name:	Ronald Davis and Nancy Davis
		Its:	President and Vice President

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